UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 18, 2012

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On January 19, 2012, Magellan Health Services Inc. (“the Company”) and VHS Phoenix Health Plan, LLC (“Phoenix Health Plan”), a subsidiary of Vanguard Health Systems, announced that they have entered into a joint venture development agreement pursuant to which they will form a joint venture to bring together their behavioral health and medical management capabilities to manage integrated care in a holistic manner to better serve individuals with serious mental illness (“SMI”) in the state of Arizona.

The joint venture, to be called Magellan of Arizona, will respond to a request for proposal (“RFP”) that is expected to be released by the state of Arizona in 2012 to manage integrated behavioral and physical health care for recipients with SMI and behavioral healthcare services for other Medicaid beneficiaries in Maricopa County.  The RFP will likely address management services for the population currently served in Maricopa County by the Company under its current contract which is set to expire on September 30, 2013.  There is no assurance that the state of Arizona will issue an RFP or that Magellan of Arizona will ultimately be the successful bidder. The joint venture will be structured with Magellan owning 80 percent of the entity and Phoenix Health Plan owning the other 20 percent.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated January 19, 2012.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)           Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated January 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: January 19, 2012	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer